7



                                                 Exhibit B-5





                                          ____________, 1996




To prospective purchasers
    of the Debentures of
    Gulf States Utilities Company


Gentlemen:

    Gulf States Utilities Company ("Company") expects to issue and sell in one or more series at one time or from
time  to  time  not  to exceed $        aggregate  principal
amount of its unsecured Debentures ("Debentures"). The Company will receive proposals for the purchase of all or such portion of the Debentures as may be designated by the Company to prospective purchasers.

    Enclosed please find copies of a prospectus dated __________________ relating to the Debentures, a questionnaire to be used in furnishing certain information to the Company and an Underwriting Agreement for use in submitting a proposal. You may obtain copies of the registration statement relating to the Debentures and of the documents incorporated by reference in the prospectus by contacting
____________________________________________________________
___________.

   The Company will give notice ("Notice") to two or more of the following prospective purchasers: Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Salomon Brothers Inc., The First Boston Corporation, Smith Barney, Harris Upham & Co. Incorporated, Stephens Inc., Bear, Stearns & Co., Inc., UBS Securities Inc., Prudential Securities, Inc., Morgan Keegan & Co., Inc., Shearson Lehman Brothers, Inc., J. P. Morgan Securities Inc., Goldman, Sachs & Co., A. G. Edwards & Sons, Inc., Chase Securities Inc. and J. C. Bradford & Co. at least two (2) hours prior to the time proposals are to be submitted of (i) the principal amount of the Debentures being offered, (ii) the date on which such Debentures will be issued, (iii) the maturity date of such Debentures, (iv) the date from which interest will accrue, (v) the range within which the price offered to the Company by the prospective purchasers of the Debentures would be acceptable, (vi) whether the Company will provide, or will permit prospective purchasers to provide, an insurance policy for the payment of the principal of and/or interest on the Debentures being offered and, if such an insurance policy will be provided by the Company, the terms thereof,
(vii) the date, time and location for the submission of proposals, (viii) the manner in which proposals are to be submitted, (ix) whether the redemption provisions described in Appendix A hereto will be applicable to the Debentures being offered and the terms of any other redemption provisions that may be applicable and (x) whether the dividend covenant described in Appendix A hereto will be applicable to the Debentures being offered. The Company will also make available to prospective purchasers, prior to the time proposals are to be submitted, a description of the procedures that will be used by the Company to determine the winning proposal. Various basic terms relating to the Debentures are set forth in Appendix A hereto.

    Winthrop, Stimpson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004 (telephone number 212-858-
1000), is acting as purchasers' counsel. Should you wish to discuss the legal aspects of the offering or the fees and disbursements of such counsel, please contact David P. Falck, Esq. of that firm. Such counsel have prepared a preliminary memorandum with respect to the qualification of the Debentures under the "blue sky" laws of various jurisdictions. Copies of this memorandum may be obtained from Mr. Falck.

                                   Very truly yours,

                             GULF STATES UTILITIES COMPANY


                                          By:
                            _______________________________
                                           __
                                 William J. Regan, Jr.
                              Vice President and Treasurer
                                                  APPENDIX A


                GULF STATES UTILITIES COMPANY

                      Summary of Terms

   Relating to the Purchase of Debentures of a Particular
                           Series


Principal Amount       To  be  designated by the Company  in  the
                       Notice.

Date of Issuance       To  be  designated by the Company  in  the
                       Notice.

Date of Maturity       To  be  designated by the Company  in  the
                       Notice.

Date from which
Interest will          To  be  designated by the Company  in  the
    Accrue             Notice.

Interest Rate          The  annual interest rate shall be as  set
                       forth   in   the  Underwriting   Agreement
                       submitted by the successful underwriter or underwriters and shall be a multiple of 0.125% (1/8th of 1%).

Insurance              If  the Company determines to provide,  or
                       to   permit   prospective  purchasers   to
                       provide,  an  insurance  policy  for   the
                       payment   of  the  principal   of   and/or
                       interest on one or more series of the Debentures, the Company will so state in the Notice. If such an insurance policy is to be provided by the Company, the terms thereof will be described in the Notice.

Sinking Fund           See  the  accompanying prospectus relating
                       to the Debentures.

Dividend Covenant, if  If  specified in the Notice,  the  Company
any                    will  covenant in substance that, so  long
                       as   any   Debentures  of  the  particular
                       series  being  offered remain outstanding,
                       it  will  not  pay any cash  dividends  on
                       common  stock after a selected date  close
                       to  the  date of the original issuance  of
                       such  series  of  Debentures  (other  than
                       certain dividends that may be declared  by
                       the   Company   prior  to   the   original
                       issuance  of  such series  of  Debentures)
                       except  from  credits  to  earned  surplus
                       after  such selected date plus  an  amount
                       of  up  to  $345  million  and  plus  such
                       additional  amounts as shall  be  approved
                       by    the    Securities    and    Exchange
                       Commission.
Price to Company       The  price  shall be as set forth  in  the
                       Underwriting  Agreement submitted  by  the
                       successful  purchaser  or  purchasers  and
                       shall  be within a range of not more  than
                       five  percentage points (as designated  by
                       the  Company  in the Notice), which  range
                       shall  be  within  95%  and  105%  of  the
                       principal  amount, plus  accrued  interest
                       at    the   rate   set   forth   in   such
                       Underwriting Agreement.

Redemption Provisions  Unless  otherwise stated  in  the  Notice, the  following redemption provisions shall
                       be   applicable:   For  the   purpose   of
                       determining the redemption prices  of  the
                       Debentures:    (a)   the   term    "annual
                       redemption  period" shall mean the  twelve
                       month  period beginning (1) on  the  first
                       day  of  the calendar month in  which  the
                       Debentures  are  issued in  each  calendar
                       year, beginning with the calendar year  in
                       which  the  Debentures  are  issued,   and
                       ending  on  the last day of the  preceding
                       calendar  month  of  the  next  succeeding
                       calendar   year;  except  that,   if   the
                       Debentures  are  issued in  the  month  of
                       January, and bear interest from the  first
                       day  of  January, then ending on the  last
                       day  of  December  in  the  same  calendar
                       year,  or  (2)  if  the  Debentures   bear
                       interest  from the 15th day of  the  month
                       in  which the Debentures are issued,  then
                       beginning  on the 15th day of said  month,
                       and  ending  on the 14th day of  the  same
                       calendar  month  of  the  next  succeeding
                       calendar   year;  (b)  the  term   "stated
                       interest  rate"  shall  mean  the   stated
                       interest  rate per annum to be  set  forth
                       in  the Debentures (stated as a percentage
                       of   the  principal  amount  thereof),  as
                       specified in the successful proposal;  (c)
                       the  term "initial public offering  price"
                       shall  mean the single fixed price (stated
                       as  a  percentage of the principal  amount
                       of   the   Debentures  and  exclusive   of
                       accrued  interest) at which the Debentures
                       are  to  be initially offered for sale  to
                       the public by the successful purchaser  or
                       purchasers,  as specified by them  at  the
                       time  of  the acceptance of the successful
                       proposal   and   as  set  forth   in   the
                       supplement  to the Prospectus relating  to
                       the   Debentures  to  be  filed  with  the
                       Securities    and   Exchange    Commission
                       following    the   acceptance    of    the
                       successful  proposal;  provided,  however,
                       that   if  the  successful  purchaser   or
                       purchasers  shall specify at the  time  of
                       the  acceptance of the successful proposal
                       that  they do not intend to make a  public
                       offering  of  the Debentures at  a  single
                       fixed  price,  the  term  "initial  public
                       offering  price"  shall  mean  the   price
                       (stated  as a percentage of the  principal
                       amount of the Debentures and exclusive  of
                       accrued  interest)  to  be  paid  by   the
                       successful purchaser or purchasers to  the
                       Company  for the Debentures; (d) the  term
                       "initial  unadjusted premium"  shall  mean
                       the  amount (stated as a percentage of the
                       principal  amount  of the  Debentures  and
                       before  the adjustment provided for below)
                       by   which  the  initial  public  offering
                       price  plus the stated interest rate shall
                       exceed  100%  of the principal  amount  of
                       the  Debentures; (e) the term  "applicable
                       fraction"  shall  mean  a  fraction,   the
                       numerator  of which shall be one  and  the
                       denominator of which shall be  the  lesser
                       of  (i)  24  or  (ii) two  less  than  the
                       number  of  years  from the  date  of  the
                       Debentures   to  their  stated   maturity;
                       provided, however, that the denominator shall never be less than four; and (f) the term "date of issue" shall mean the day of the calendar month in which the Debentures are issued from which interest accrues.

                       The   general  redemption  prices  of  the
                       Debentures  shall be, for and  during  the
                       first  annual redemption period,  100%  of
                       their  principal amount plus  the  initial
                       unadjusted  premium: for and  during  each
                       annual redemption period thereafter  until
                       the  annual  redemption period  for  which
                       the  general  redemption  price  shall  be
                       reduced to 100% of their principal  amount
                       without  premium, 100% of their  principal
                       amount   plus  a  premium  equal  to   the
                       initial   unadjusted  premium,   less   an
                       amount  equal  to the applicable  fraction
                       of    the   initial   unadjusted   premium
                       multiplied   by  the  number   of   annual
                       redemption   periods  which   shall   have
                       passed  between the date of issue and  the
                       date  fixed  for redemption; and  for  and
                       during   each  annual  redemption   period
                       thereafter,   100%  of   their   principal
                       amount  without  premium;  in  each   case
                       together  with  accrued  interest  to  the
                       date   fixed  for  redemption;   provided,
                       however,   that  the  general   redemption
                       prices  shall  never  be  less  than   the
                       special  redemption prices.   The  Company
                       may  determine to limit for  a  period  of
                       years  set forth in the Notice its ability
                       to    redeem    the    Debentures    under
                       circumstances  where  general   redemption
                       prices   would  be  applicable,  if   such
                       redemption  is  for  the  purpose  or   in
                       anticipation of refunding such  Debentures
                       through  the  use, directly or indirectly,
                       of  funds  borrowed by the Company  at  an
                       effective  interest cost  to  the  Company
                       (computed  in  accordance  with  generally
                       accepted financial practice) of less  than
                       the  "effective interest cost" (stated  as
                       a  multiple of 0.0001% (1/10,000th of 1%),
                       of  the Debentures.  The "effective  cost"
                       will  be  the yield based on the  date  of
                       maturity  of the Debentures, the  interest
                       rate to be borne thereby and the price  to
                       the    Company   (exclusive   of   accrued
                       interest) for the Debentures.

                       For   the   purpose  of  determining   the
                       special  redemption price  applicable  for
                       and  during  any annual redemption  period
                       of the
                       Debentures which are to be reoffered at  a
                       single  fixed  price, the stated  interest
                       rate  to  be  borne by such Debentures,  a
                       term  equal  to the number of  years  from
                       the  beginning  of  each  such  redemption
                       period  to  the stated maturity,  and  the
                       basic  yield of such Debentures  shall  be
                       used.   The  term "basic yield"  for  such
                       purpose  shall mean the percentage  yield,
                       computed to at least eight decimal  places
                       and  calculated on the basis  of  (a)  the
                       initial  public  offering price,  (b)  the
                       stated  interest rate and (c) the date  of
                       maturity of such Debentures.  The  special
                       redemption   price  of   such   Debentures
                       applicable  for  and  during  any   annual
                       redemption period shall be such  price  as
                       will  produce a yield equal to  the  basic
                       yield,  except  that for  and  during  any
                       annual  redemption period  for  which  the
                       general    redemption   price   of    such
                       Debentures   shall  be   100%   of   their
                       principal  amount  without  premium,   the
                       special redemption price shall be 100%  of
                       their  principal  amount without  premium,
                       and  except  that, if the  initial  public
                       offering  price is 100% of  the  principal
                       amount  of  such Debentures or  less,  the
                       special    redemption   price   of    such
                       Debentures  during each annual  redemption
                       period  shall  be 100% of their  principal
                       amount  without  premium;  in  each   case
                       together  with  accrued  interest  to  the
                       date  fixed  for redemption.  The  special
                       redemption   price  applicable   for   and
                       during any annual redemption period of such Debentures which are not reoffered at a single fixed price shall be 100% of their principal amount without premium, together with accrued interest to the date fixed for redemption.

                       If,  in  any case, other than the  initial
                       general  and special redemption prices,  a
                       redemption  price computed as  hereinabove
                       set  forth  shall  not be  a  multiple  of
                       0.01%  (1/100 of 1%) and if the  remainder
                       of  dividing such price by .01% is greater
                       than .5, the price shall be rounded up  to
                       the   next  higher  multiplier  of   .01%;
                       otherwise it shall be rounded down to the next lower multiple of .01%.

                       If  the  foregoing  redemption  provisions
                       shall not be applicable, the Company  will
                       specify   in  the  Notice  the  applicable
                       redemption    provisions,   which    could
                       include,    for   example,   an   absolute
                       prohibition on redemption for a period of years or for the life of the Debentures.

Registration           No. 33-__________
Statements

Miscellaneous          For   further  information  regarding  the
                       terms of the Debentures, please refer to the accompanying Prospectus relating to the Debentures.

                       The Underwriting Agreement submitted by the successful purchaser or purchasers shall, upon acceptance by the Company, become effective as and constitute the agreement between the Company and such purchaser or purchasers covering the sale and purchase of the Debentures.